EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Surna Reports Q3 2018 Results

November 14, 2018 – Boulder, Colorado – Surna Inc. (OTCQB: SRNA) announced today operating and financial results for the three and nine months ended September 30, 2018. Surna designs, engineers and manufactures application-specific environmental control and air sanitation systems for commercial, state- and provincial-regulated indoor cannabis cultivation facilities in the U.S. and Canada.

Q3 2018 versus Q2 2018 Highlights

Key highlights comparing Q3 2018 to Q2 2018 are set forth below. Additionally, our condensed financial statements for the three and nine months ending September 30, 2018 are included at the end of this press release.

●	Our Q3 2018 revenue was $3,325,000, an increase of $1,317,000, or 66%, compared to Q2 2018.

●	Our Q3 2018 net bookings were $3,328,000, a decrease of $539,000, or 14% compared to Q2 2018. See “Sales Activity and Backlog” below.

●	Our ending backlog as of September 30, 2018 was $8,886,000, an increase of $3,000, or 1%, compared to our June 30, 2018 backlog.

●	Our Q3 2018 gross profit margin was 33%, an increase of seven percentage points from our Q2 2018 gross profit margin.

●	We realized a Q3 2018 net loss of $644,000 as compared to a Q2 2018 net loss of $1,401,000, a decrease of $757,000, or 54%. The Q3 2018 net loss included $574,000 of non-cash, stock-based compensation expenses and $48,000 of depreciation and intangible asset amortization expense as compared to $823,000 of non-cash, stock-based compensation expenses and $44,000 of depreciation and intangible asset amortization expense in Q2 2018. Excluding these non-cash items, our net loss was $22,000, a decrease $512,000 or 96%.

●	As of September 30, 2018, we had cash and cash equivalents of $1,417,000, compared to cash and cash equivalents of $1,629,000 as of June 30, 2018, a decrease of $212,000, or 13%.

Our current management team was put in place just over a year ago with a primary objective of increasing revenue, improving operations and creating a visible path to sustained profitability. Q3 2018 marked the first quarter where the fruits of these efforts became visible across three of the Company’s key operating metrics:

1.	Revenue. Q3 2018 reflects a positive revenue-generating capability. Although, for a variety of reasons typical to most small businesses, it is certain that revenue will continue to be uneven in future quarters, management believes that the trend will continue and improve over time.

2.	Margins. The seven-percentage point increase in gross margin to 33% in Q3 2018 demonstrates the Company’s capability of improving margins contemporaneous with increasing revenue growth—rather than sacrificing one for the other, as is sometimes the case for businesses seeking to ramp revenue.

3.	Cash. The net loss, excluding non-cash, stock-based compensation, depreciation, and amortization expenses, of only $22,000 in Q3 2018 demonstrates the Company’s ability to conserve cash as our revenue level increases. As with the uncertainty surrounding revenue and changes in revenue from quarter to quarter, the Company also cannot accurately forecast whether it will generate or use cash over the next few quarters. Nonetheless, the Company remains highly focused on its cash balance as a key operating metric.

Chris Bechtel, the Company’s CEO stated: “While we realize that one quarter is just that and the Company still has losses, Q3 2018 was nonetheless a gratifying validation of the foundation that we have established and the operational improvements that have been implemented across every aspect of Surna’s business over the last four quarters. If and when Surna achieves sustained positive cash flow over a number of quarters, we believe that proof point will be a significant differentiating factor in our industry and correspondingly open up a wide range of strategic opportunities that may not otherwise be available to us or other companies consuming cash in our industry. We further believe that cash flow positive companies in our industry have the ability to maximize the visibility, liquidity and marketability of their public shares and build shareholder value. Surna is working toward being one of those companies.”

Year-to-Date Highlights

●	Revenue for the nine months ended September 30, 2018 was $7,387,000 compared to $4,901,000 for the nine months ended September 30, 2017, an increase of $2,486,000, or 51%.

●	We had a net loss of $3,928,000 for the nine months ended September 30, 2018, as compared to a net loss of $3,553,000 for the nine months ended September 30, 2017, an increase of $375,000, or 11%. However, the net loss included $2,067,000 of non-cash, stock-based compensation expenses and $119,000 of depreciation and intangible asset amortization expense in the nine months ended September 30, 2018 as compared to non-cash, stock-based compensation expense of $1,271,000 and depreciation and intangible asset amortization expense of $34,000 in the nine months ended September 30, 2017. Excluding these non-cash items, our net loss was $1,742,000, a decrease of $506,000 or 23%.

Sales Activity and Backlog

During the nine months ended September 30, 2018, we entered into sales orders for 28 projects, each with a sales value over $100,000, which we refer to as commercial-scale projects. These commercial-scale projects represented aggregate net bookings of $11,609,000 for the nine months ended September 30, 2018, or an average of $415,000. This compares to 21 commercial-scale projects representing aggregate net bookings of $6,749,000 for the entire 2017 year, or an average of $321,000.

The following table sets forth our net bookings of commercial-scale projects for each cohort period presented (meaning, the commercial-scale contracts executed during each period for which we received an initial deposit, adjusted for any change orders or cancellations for that cohort group to date) by country/state.

	For the Nine Months Ended September 30, 2018			For the Year Ended December 31, 2017
	Number of New Commercial- Scale Projects	Total Commercial- Scale Project Net Bookings	Average Commercial- Scale Project Net Bookings	Number of New Commercial- Scale Projects	Total Commercial- Scale Project Net Bookings	Average Commercial- Scale Project Net Bookings
Canada	9	$3,393,442	$377,049	7	$3,302,917	$471,845
California	6	2,141,379	356,896	1	262,336	262,336
Colorado	-	-	-	3	421,948	140,649
Arizona	-	-	-	3	785,547	261,849
Oregon	1	370,898	370,898	2	403,365	201,682
Washington	3	1,859,413	619,804	1	170,976	170,976
Massachusetts	1	594,748	594,748	-	-	-
Ohio	1	135,860	135,860	-	-	-
Alaska	-	-	-	1	297,500	297,500
Rhode Island	1	400,003	400,003	1	227,680	227,680
Nevada	-	-	-	1	556,950	556,950
Texas	-	-	-	1	319,557	319,557
Michigan	3	1,368,630	456,210	-	-	-
New Mexico	1	104,772	104,772	-	-	-
Maryland	1	405,343	405,343	-	-	-
Arkansas	1	834,578	834,578	-	-	-

Total	28	$11,609,065	$414,609	21	$6,748,776	$321,370

The following table sets forth: (i) our beginning backlog (the remaining contract value of outstanding sales contracts for which we have received an initial deposit as of the previous period), (ii) our net bookings for the period (new sales contracts executed during the period for which we received an initial deposit, net of any adjustments including change orders during the period), (iii) our recognized revenue for the period, and (iv) our ending backlog for the period (the sum of the beginning backlog and net bookings, less recognized revenue).

	For the quarter ended
	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018
Backlog, beginning balance	$3,933,000	$4,311,000	$4,456,000	$7,024,000	$8,883,000
Net bookings, current period	$1,944,000	$2,454,000	$4,623,000	$3,867,000	$3,328,000
Recognized revenue, current period	$1,566,000	$2,309,000	$2,055,000	$2,008,000	$3,325,000
Backlog, ending balance	$4,311,000	$4,456,000	$7,024,000	$8,883,000	$8,886,000

We believe net bookings in any given cohort quarter are our best leading indicator of revenue that we may recognize in the ensuing two to eight quarters from that cohort. However, our backlog includes projects for which we have only received an initial deposit and, as a result, there are potential risks that the equipment portion of these projects will not be completed or will be delayed.

About Surna Inc.

Surna Inc. (www.surna.com) designs, engineers and manufactures application-specific environmental control and air sanitation systems for commercial, state- and provincial-regulated indoor cannabis cultivation facilities in the U.S. and Canada. Our engineering and technical team provides energy and water efficient solutions that allow growers to meet the unique demands of a cannabis cultivation environment through precise temperature, humidity, light, and process controls and to satisfy the evolving code and regulatory requirements being imposed at the state and local levels.

Headquartered in Boulder, Colorado, we leverage our experience in this space in order to bring value-added climate control solutions to our customers that help improve their overall crop quality and yield as well as optimize the resource efficiency of their controlled environment (i.e., indoor and greenhouses) cultivation facilities. We have been involved in consulting, equipment sales and/or full-scale design for over 700 grow facilities since 2006 making us a trusted resource for indoor environmental design and control management for the cannabis industry.

Our customers have included small cultivation operations to licensed commercial facilities ranging from several thousand to more than 100,000 square feet. We have sold our equipment and systems throughout the U.S. and Canada as well as internationally in South Africa, Switzerland and the United Kingdom. Our revenue stream is derived primarily from supplying mechanical engineering services and climate and environmental control equipment to commercial indoor cannabis grow facilities. We also sell equipment to smaller cultivators who can purchase either directly from us, or from our authorized wholesalers or retailers. Though our customers do, we neither produce nor sell cannabis.

Forward Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect our current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release, including the factors set forth in “Risk Factors” set forth in our Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent filings with the SEC. Please refer to our SEC filings for a more detailed discussion of the risks and uncertainties associated with our business, including but not limited to the risks and uncertainties associated with our business prospects and the prospects of our existing and prospective customers; the inherent uncertainty of product development; regulatory, legislative and judicial developments, especially those related to changes in, and the enforcement of, cannabis laws; increasing competitive pressures in our industry; and relationships with our customers and suppliers. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. The reference to Surna’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

Non-GAAP Financial Measures

To supplement our financial results on U.S. generally accepted accounting principles (“GAAP”) basis, we use the non-GAAP measures including net bookings and backlog, as well as other significant non-cash expenses such as stock-based compensation and depreciation expenses. We believe these non-GAAP measures are helpful in understanding our past performance and are intended to aid in evaluating our potential future results. The presentation of these non-GAAP measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for financial information prepared or presented in accordance with GAAP. We believe these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business.

Statement about Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by U.S. federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that investments in the cannabis industry should be considered very high risk. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

Surna Marketing

Jamie English
Director of Marketing
jamie.english@surna.com
(303) 993-5271

Table 1

Surna Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$1,416,882	$2,468,199
Accounts receivable (net of allowance for doubtful accounts of $108,949 and $105,267, respectively)	325,305	422,589
Other receivables	-	550
Inventory, net	501,198	522,622
Prepaid expenses	349,419	293,458
Total Current Assets	2,592,804	3,707,418
Noncurrent Assets
Property and equipment, net	530,155	401,356
Goodwill	631,064	631,064
Intangible assets, net	24,282	37,985
Deposits	51,000	51,000
Total Noncurrent Assets	1,236,501	1,121,405

TOTAL ASSETS	$3,829,305	$4,828,823

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$2,113,716	$1,969,263
Deferred revenue	555,417	1,011,871
Amounts due to shareholders	-	6,927
Derivative liability on warrants	-	410,880
Total Current Liabilities	2,669,133	3,398,941

NONCURRENT LIABILITIES
Deferred Rent	112,382	17,396
Total Noncurrent Liabilities	112,382	17,396

TOTAL LIABILITIES	2,781,515	3,416,337

Commitments and Contingencies (Note 8)

SHAREHOLDERS’ EQUITY
Preferred stock, $0.00001 par value; 150,000,000 shares authorized; 77,220,000 shares issued and outstanding	772	772
Common stock, $0.00001 par value; 350,000,000 shares authorized; 223,834,604 and 206,248,522 shares issued and outstanding, respectively	2,238	2,062
Additional paid in capital	24,575,798	20,664,563
Accumulated deficit	(23,531,018)	(19,254,911)
Total Shareholders’ Equity	1,047,790	1,412,486

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,829,305	$4,828,823

Table 2

Surna Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue, net	$3,324,621	$1,566,256	$7,387,094	$4,901,241

Cost of revenue	2,228,069	1,175,047	5,385,103	3,668,698

Gross profit	1,096,552	391,209	2,001,991	1,232,543

Operating expenses:
Advertising and marketing expenses	223,474	168,476	658,393	484,418
Product development costs	75,448	60,145	207,537	250,228
Selling, general and administrative expenses	1,440,995	1,396,957	5,101,773	3,518,528
Total operating expenses	1,739,917	1,625,578	5,967,703	4,253,174

Operating loss	(643,365)	(1,234,369)	(3,965,712)	(3,020,631)

Other income (expense):
Interest and other income (expense), net	(197)	1,016	16,293	3,808
Interest expense	-	-	(35)	(41,233)
Amortization of debt discount on convertible promissory notes	-	(10,037)	-	(63,157)
Loss on extinguishment of debt	-	(228,428)	-	(643,428)
Gain (loss) on change in derivative liabilities	-	(6,660)	21,403	212,054
Total other income (expense)	(197)	(244,109)	37,661	(531,956)

Loss before provision for income taxes	(643,562)	(1,478,478)	(3,928,051)	(3,552,587)

Income taxes	-	-	-	-

Net loss	$(643,562)	$(1,478,478)	$(3,928,051)	$(3,552,587)

Loss per common share – basic and dilutive	$(0.00)	$(0.01)	$(0.02)	$(0.02)

Weighted average number of common shares outstanding, basic and dilutive	222,782,404	184,912,253	216,836,968	179,470,179

Table 3

Surna Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2018	2017
Cash Flows From Operating Activities:
Net loss	$(3,928,051)	$(3,552,587)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and intangible asset amortization expense	118,999	34,087
Amortization of debt discounts	-	38,433
Amortization of original issue discount on notes payable	-	25,520
Gain on change in derivative liabilities	(21,403)	(212,054)
Compensation paid in equity	2,067,191	1,270,933
Provision for doubtful accounts	3,682	1,715
Provision for excess and obsolete inventory	4,926	208,801
Loss on extinguishment of debt	-	643,428
Loss on disposal of other assets	19,278	-

Changes in operating assets and liabilities:
Accounts and other receivable	94,152	(207,205)
Inventory	16,498	(15,066)
Prepaid expenses	(55,960)	(119,753)
Accounts payable and accrued liabilities	368,328	112,516
Deferred revenue	(399,542)	(179,525)
Accrued interest	-	(10,574)
Deferred rent	(5,014)	-
Net cash provided by (used in) operating activities	(1,716,916)	(1,961,331)

Cash Flows From Investing Activities
Capitalization of intangible assets	(2,503)	(16,454)
Purchases of property and equipment	(232,109)	(14,566)
Proceeds from payment of tenant improvement allowance	100,000	-
Cash disbursed for equipment held for lease	(16,237)	-
Cash disbursed for lease deposit	-	(51,000)
Payments received on note receivable	-	157,218
Net cash provided by (used in) investing activities	(150,849)	75,198

Cash Flows From Financing Activities
Cash proceeds from sale of common stock and warrants	1,210,000	2,685,000
Payments on convertible notes payable	-	(270,000)
Proceeds from issuance of notes payable	-	500,000
Proceeds from exercises of stock options	3,375	-
Proceeds from exercise of investor warrants	15,000	-
Repurchase of common shares from related party	(400,000)	-
Purchase of option to repurchase preferred stock from related party	(5,000)	-
Payments on loans from shareholders	(6,927)	(47,707)
Net cash provided by (used in) financing activities	816,448	2,867,293

Net (decrease) increase in cash	(1,051,317)	981,160
Cash, beginning of period	2,468,199	319,546
Cash, end of period	$1,416,882	$1,300,706

Supplemental cash flow information:
Interest paid	$35	$44,150

Non-cash investing and financial activities:
Conversions of promissory notes and accrued interest to common stock	$-	$1,205,856
Equity issued in settlement	$226,400	$-
Extinguishment of derivative liability on cashless exercise of warrants	$389,477	$-
Unpaid purchases of equipment and other assets	$2,525	$-